UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2024

Neogen Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-17988	38-2367843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place
Lansing, Michigan		48912
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (517) 372-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.16 par value per share	NEOG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Moylan is appointed as Vice President, Corporate Controller, and Chief Accounting Officer of Neogen Corporation (the “Company”) effective April 15, 2024. David Naemura will continue as the Company’s Chief Financial Officer and Mr. Moylan will serve as the Company’s Principle Accounting Officer, replacing Mr. Naemura in that role.

Mr. Moylan, age 59, previously served as Vice President, Corporate Controller, and Chief Accounting Officer of Covetrus, Inc., a global animal-health company, where he served in various positions from June 2019 to the present. Mr. Moylan also held positions with BDO USA, LLP, General Motors Company, and PricewaterhouseCoopers LLP. Mr. Moylan has no family relationships with any director, executive officer, or person nominated or chosen by Neogen to become a director or executive officer of Neogen. Mr. Moylan is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, and there are no arrangements or understandings pursuant to which he was selected as the Company's Corporate Controller and Chief Accounting Officer.

Mr. Moylan will be entitled to a base cash salary of $350,000 and will be eligible for an annual target bonus opportunity of 50% of his base salary. In connection with his appointment, Mr. Moylan will receive a guaranteed FY24 prorated annual target bonus and a one-time equity award valued at $335,000, comprised equally of options and restricted stock units. Starting fiscal 2025, Mr. Moylan also will receive variable long term incentive compensation target equity award valued at $200,000, which is comprised equally of options and restricted stock units. Mr. Moylan also will be eligible to participate in all Company benefit plans. In the event of Mr. Moylan's termination by the Company without cause or by Mr. Moylan for good reason (as defined in the severance agreement), Mr. Moylan will be entitled to, among other things, cash compensation equal to his annual base salary plus the then applicable target annual cash incentive bonus. If such termination occurs within twelve months following a change of control, Mr. Moylan’s unvested stock options, restricted stock, and any other equity awards will vest on his separation date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION

Date:	April 5, 2024	By:	/s/ Amy M. Rocklin
Name: Amy M. Rocklin Title: Chief Legal & Compliance Officer, Corporate Secretary